UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2003 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On December 1, 2003, Royal Gold, Inc. announced that it had entered into a royalty financing term sheet with Capital Gold Corporation. The information contained in the press release dated December 1, 2003, regarding the Company's news release sheet is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: December 1, 2003
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated December 1, 2003, "Royal Gold Enters into a Term Sheet for Royalty Financing of the El Chanate Gold Project"
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & CEO or Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD ENTERS INTO A TERM SHEET FOR ROYALTY FINANCING OF THE EL CHANATE GOLD PROJECT

          DENVER, COLORADO. DECEMBER 1, 2003. ROYAL GOLD, INC. (NASDAQ: RGLD; TSX: RGL) announced today that it has executed a royalty financing term sheet with Capital Gold Corporation (OTC/BB:CGLD) to provide $13.8 million as specified in the feasibility study completed in August 2003 for the construction of the El Chanate open pit gold mine in Sonora, Mexico. Consummation of the funding is subject to due diligence, execution of a definitive agreement, and approval by Royal Gold's board of directors.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD," and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

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